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                                                                    EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 18, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report of The Enterprise Group of Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 25, 2000